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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8K

                                 CURRENT REPORT


                            Current Report Pursuant
                           to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




Date of Report:  May 22, 1995
Date of earliest event reported:   May 17, 1995



                           FIRST AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)



                                   TENNESSEE
                 (State or other jurisdiction of incorporation)


         0-6198                                                62-0799975
(Commission File Number)                                    (I.R.S. Employer
                                                           Identification No.)


FIRST AMERICAN CENTER, NASHVILLE, TENNESSEE                    37237-0700
(Address of principal executive offices)                       (Zip Code)





       Registrant's telephone number, including area code (615) 748-2000
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Item 5.                   Other Event

                 First American has entered into a definitive agreement under which all of the outstanding shares of Charter Federal Savings Bank will, subject to certain terms and conditions, be exchanged for .38 shares of First American Corporation common stock, or approximately $67 million. See the press release dated May 17, 1995 which is attached hereto as exhibit 20.




Exhibit No.               Description

         2. Agreement and Plan of Reorganization dated May 17, 1995 by and between Charter Federal Savings Bank and First American Corporation.

         20.              Press Release dated May 17, 1995.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          FIRST AMERICAN CORPORATION
                                          --------------------------
                                          (Registrant)



Date: May 22, 1995                        /s/   Mary Neil Price
                                          --------------------------------------
                                          Name:  Mary Neil Price
                                          Title: Senior Vice President and
                                                  Assistant Secretary





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                                 EXHIBIT INDEX


Exhibit No:               Description
-----------               -----------

2 Agreement and Plan of Reorganization dated May 17, 1995 by and between Charter Federal Savings Bank and First American Corporation.

20                        Press Release dated May 17, 1995





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